EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                          STRATEGIC ACQUISITIONS, INC.

                                    * * * * *

     FIRST. The name of the corporation is

            STRATEGIC ACQUISITIONS, INC.

     SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

     THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

     To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities or any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights,


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licenses and privileges,  inventions,  improvements  and processes,  copyrights, trade marks and trade names, relating to or useful in connection with any business of this corporation.

     To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the share of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and, while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

     To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

     To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

     To conduct business, have one or more office, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories,


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possessions and dependencies of the United States, the District of Columbia, and
in any foreign countries.

     To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The amount of the total authorized capital stock of the corporation is Fifty Thousand Dollars ($50,000.00) consisting of fifty million (50,000,000) shares of stock of the par value of One Mil ($.001) each.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation.

     The names and post-office addresses of the first board of directors, which shall be three (3) in number, are as follows:

    NAME                                    POST-OFFICE ADDRESS
    ----                                    -------------------
RICHARD S. KAYE                             50 East 42nd Street
                                            Suite 1805
                                            New York, New York 10017


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DEBORAH A. SALERNO                          50 East 42nd Street
                                            Suite 1805

                                            New York, New York 10017
VICTOR E. STEWART                           50 Broad Street
                                            Suite 713
                                            New York, New York 10004

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:

    NAME                                    POST-OFFICE ADDRESS
    ----                                    -------------------
WARREN D. BRIGGS                            1633 Broadway
                                            New York, New York 10019

CARMELO M. GAGLIANO                         1633 Broadway
                                            New York, New York 10019

MARIE T. CARTIER                            1633 Broadway
                                            New York, New York 10019

     EIGHTH. The corporation is to have perpetual existence.

     NINTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized.

     Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation: To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the


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corporation,  which,  to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

     TENTH. Section 1. Pursuant to the provisions of NRS 78.751, the corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except an action by or in the right of the corporation, by reason of the fact that he was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with


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respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fee actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court will deems proper.



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     Section 3. To the extent that a director,  officer,  employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 4. Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5 herein, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so ordered, by independent legal counsel in a written opinion; or


          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The


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provisions of this Section do not affect any rights to  advancement  of expenses to which corporate personnel other than directors or officers may be entitled under any contact or otherwise by law.

     Section 6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or office if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH. Section 1. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.


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     Section  2.  The  other  financial  arrangements  made  by the  corporation pursuant to Section 1 may include the following:

          (a) The creation of a trust fund.

          (b) The establishment of a program of self-insurance

          (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

          (d) The establishment of a letter of credit, guaranty or surety.

     No financial arrangement made pursuant to this Section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by the court. Section 3. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

     Section 4. In the absence of fraud:

          (a) The decision of the board of directors as to the propriety of the terms and conductions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (b) The insurance or other financial arrangement:

          (1) Is not void or voidable; and




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          (2) Does not subject any director  approving it to personal  liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     TWELFTH. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for his acts or omissions resulting in his breach of fiduciary duty as a director or officer, except if such acts or omissions involve: (a) intentional misconduct, fraud or a knowing violation of the law; or (b) the payment of dividends in violation of NRS 78.300.

     THIRTEENTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     FOURTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 26th day of January, 1989.




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                                            /s/ WARREN D. BRIGGS
                                            ------------------------------------
                                            Warren D. Briggs

                                            /s/ CARMELO M. GAGLIANO
                                            ------------------------------------
                                            Carmelo M. Gagliano

                                           /s/ MARIE T. CARTIER
                                            ------------------------------------
                                            Marie T. Cartier

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STATE OF NEW YORK   )
                    )  ss.
COUNTY OF NEW YORK  )

     On this 26th day of January, 1989, before me, a Notary Public, personally appeared WARREN D. BRIGGS, CARMELO M. GAGLIANO and MARIE T. CARTIER who severally acknowledged that they executed the above instrument.



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                                                          /s/ TIMOTHY E. CARLSON
                                                          ----------------------
                                                          Timothy E. Carlson
                                                             Notary Public